Exhibit 99.1

Amedisys Signs Definitive Agreement to Acquire Home Health

Assets from AssistedCare Home Health and AssistedCare of the Carolinas

BATON ROUGE, La., February 23, 2022 (GLOBE NEWSWIRE) – Amedisys, Inc. (NASDAQ: AMED), a leading provider of quality home health, hospice, personal care and high-acuity care, announced today that it has signed a definitive agreement to acquire certain home health assets from AssistedCare Home Health, Inc., and RH Homecare Services, LLC, doing business as AssistedCare Home Health and AssistedCare of the Carolinas, respectively. Together, the companies care for more than 450 home health patients daily and employ approximately 100 employees in Leland and Snow Hill, North Carolina. The transaction is expected to close on or around April 1, 2022.

While AssistedCare’s home health care services will transition to Amedisys Home Health, their personal care services will remain with Eldercare at Home, and their Intellectual & Developmental Disabilities (IDD) and Private Duty Nursing (PDN) services will remain operational as AssistedCare, Inc., and will not be included in the transaction.

Once the agreement is complete, this acquisition will increase Amedisys’ home health access to more than 1.5 million Medicare enrollees and more than 540,000 Medicare Advantage enrollees in North Carolina. Post-closing, Amedisys will be able to provide both home health and hospice services to more communities across North Carolina, including those in and around Wilmington and Greenville, furthering our strategy to become the solution for those who want to age in place in North Carolina.

“By continuing the great care provided by AssistedCare Home Health and AssistedCare of the Carolinas, Amedisys will provide additional scale and resources that will expand our opportunities to care for more patients in more communities across North Carolina,” said Amedisys President and Chief Operating Officer Chris Gerard. “Amedisys is proud to expand its presence in these communities and provide more comprehensive care by aligning with our Amedisys Hospice footprint in North Carolina.”

“This is an important region for growth and providing our continuum of quality care, and we’re excited to be able to serve more than 80% of the Medicare population in North Carolina once this transaction is finalized,” said Elizabeth Robinson, Senior Vice President of Operations for Amedisys’ Home Health Mid-Atlantic Region, which includes North Carolina.

Post-closing, Amedisys’ home health operations will include 350 care centers in 34 states and the District of Columbia, with an average daily census of approximately 74,000 patients and approximately 11,000 home health employees.

“We are proud that Amedisys will continue to provide quality care to our home health patients in the comfort of their homes,” said Russell Herring, Founder and CEO for AssistedCare Home Health and AssistedCare of the Carolinas. “Meanwhile, we look forward to continuing to offer personal care, private duty nursing, and IDD services to the communities we serve.”

In 2021, Modern Healthcare named Amedisys, Inc. to its prestigious Best Places to Work in Healthcare list. Amedisys is the second largest provider of home health care and the third largest provider of hospice care in the United States with 530 locations across 38 states and the District of Columbia. As of the January 2022 Home Health Compare release, Amedisys’ Quality of Patient Care (QPC) Star score is 4.33. The Company also provides personal care, palliative care and high-acuity care.

Media Contact:	Investor Contact:

Kendra Kimmons	Nick Muscato
Vice President of Marketing & Communications	Vice President of Strategic Finance
225-299-3708	615-928-5452
kendra.kimmons@amedisys.com	nick.muscato@amedisys.com

About AssistedCare Home Health and AssistedCare of the Carolinas

AssistedCare was founded in 1994 by its current CEO, Russell Herring. Today the company provides an extensive range of in-home services throughout eastern North Carolina, including home health and long-term at home care. Home health services include skilled nursing and rehabilitation care, such as speech, occupational and physical therapy. Long-term at-home care services include personal care for adults/seniors, private duty nursing and working with the intellectual and developmental disabilities population.

About Amedisys

Amedisys, Inc. is a leading healthcare at home Company delivering personalized home health, hospice, personal care and high-acuity care services. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based personal care; recovery and rehabilitation after an operation or injury; care focused on empowering them to manage a chronic disease; or hospice care at the end of life. More than 3,000 hospitals and 90,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. Founded in 1982, headquartered in Baton Rouge, LA with an executive office in Nashville, TN, Amedisys is a publicly held company. With approximately 21,000 employees, in 530 care centers in 38 states and the District of Columbia, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 445,000 patients in need every year, performing more than 11.5 million visits annually. For more information about the Company, please visit: www.amedisys.com.

Forward-Looking Statements:

When included in this press release, words like “believes,” “belief,” “expects,” “strategy,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “could,” “would,” “should,” “will” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: the impact of the novel coronavirus pandemic (“COVID-19”), including the measures that have been and may be taken by governmental authorities to mitigate it, on our business, financial condition and results of operations, the impact of current and proposed federal, state and local vaccine mandates, including potential staffing shortages, changes in or our failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis, changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, competition in the healthcare industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to consistently provide high-quality care, our ability to attract and retain qualified personnel, our ability to keep our patients and employees safe, changes in payments and covered services by federal and state governments, future cost containment initiatives undertaken by third-party payors, our access to financing, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, widespread protests or civil unrest, our ability to integrate, manage and keep our information systems secure, our ability to realize the anticipated benefits of acquisitions, changes in law or developments with respect to any litigation relating to the Company, including various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking, and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

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